EXHIBIT 4.1



                          SUPPLEMENTAL INDENTURE NO. 5

                                 by and between

                          HOSPITALITY PROPERTIES TRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                               as of July 28, 2000





           SUPPLEMENTAL TO THE INDENTURE DATED AS OF FEBRUARY 25, 1998



                      ------------------------------------





                          HOSPITALITY PROPERTIES TRUST

                          9.125% Senior Notes due 2010

         This SUPPLEMENTAL INDENTURE NO. 5 (this "Supplemental Indenture") made and entered into as of July 28, 2000 between HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                                WITNESSETH THAT:

         WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of February 25, 1998 (the "Indenture"), relating to the Company's issuance, from time to time, of various series of debt securities; and

         WHEREAS, the Company has previously issued $35,000,000 of its 9.125% Senior Notes due 2010 under Supplemental Indenture No 4, dated as of July 14, 2000, between the Company and the Trustee ( "Supplemental Indenture No. 4" ) and the Indenture; and

         WHEREAS, under the previous of said Supplemental Indenture No. 4, the Company is permitted to reopen the series of Notes established thereunder, and the Company has determined so to reopen said series, and to issue an additional $15,000,000 of its 9.125% Series Notes due 2010;

         WHEREAS, the Indenture provides that certain terms and conditions for each series of debt securities issued by the Company thereunder may be set forth in an indenture supplemental to the Indenture;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                                    ARTICLE 1

                                  DEFINED TERMS

         Section 1.1 The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the Indenture:

         "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

         "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York or in the city in which the Corporate Trust Office of the Trustee is located, are required or authorized to close.

         "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

         "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries,
(ii) cash reserves made by lessees as required by the Company's leases for periodic replacement and refurbishment of the Company's assets, (iii) provision for taxes of the Company and its Subsidiaries based on income, (iv) amortization of debt discount and deferred financing costs, (v) provisions for gains and losses on properties and property depreciation and amortization, (vi) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vii) amortization of deferred charges.

         "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through
(iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or


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

otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or shares), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or shares), in each case on or prior to the stated maturity of the Notes.

         "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid. For purposes of this Supplemental Indenture and the Notes, references in the Indenture to the payment of the principal (and premium, if any) and interest on the Notes shall be deemed to include the payment of the Make-Whole Amount, if any, due upon redemption with respect to the Notes. The Make-Whole Amount shall be calculated by the Company and set forth in an Officer's Certificate delivered to the Trustee, and the Trustee shall be entitled to rely on said Officer's Certificate.

         "Notes" means the Company's 9.125% Senior Notes due 2010, issued under this Supplemental Indenture or Supplemental Indenture No. 4 and the Indenture, as amended or supplemented from time to time.

         "Reinvestment Rate" means a rate per annum equal to the sum of 0.50% (fifty one-hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

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

         "Secured Debt" means Debt secured by any mortgage, lien, charge, pledge or security interest of any kind.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under this Supplemental Indenture, then any publicly available source of similar market data which shall be designated by the Company.

         "Subsidiary" means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

         "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

         "Unsecured Debt" means Debt which is not secured by any of the properties of the Company or any Subsidiary.

                                    ARTICLE 2

                               TERMS OF THE NOTES

         Section 2.1 Pursuant to Section 301 of the Indenture, the Notes shall have the following terms and conditions:

         (a) Title; Limitation on Aggregate Principal Amount; Form of Notes. The Notes shall be Registered Securities under the Indenture, shall be of the same series as those issued under Supplemental Indenture No. 4 and shall, together with those previously issued Notes under Supplemental Indenture No. 4, be known as the Company's "9.125% Senior Notes due 2010." The aggregate principal amount of Notes which may be authenticated and delivered under this

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

Supplemental Indenture shall not, except as permitted by the provisions of the Indenture, exceed $15,000,000, provided that the Company may, without the consent of the holders of the Notes, reopen this series and issue additional
Notes under the Indenture and this Supplemental Indenture in addition to the $50,000,000 of Notes authorized as of the date hereof. The Notes (together with the Trustee's certificate of authentication) shall be substantially in the form of Exhibit A hereto or in the form of Exhibit A to Supplemental Indenture No. 4, each which is hereby incorporated in and made a part of this Supplemental Indenture. Supplemental Indenture No. 4 is hereby modified to provide that Notes issued thereunder (together with the Trustee's certificate of authentication) shall be substantially in the form of Exhibit A hereto or in the form of Exhibit A to Supplemental Indenture No. 4, each which is hereby incorporated in and made a part of Supplemental Indenture No. 4.

         The Notes will be issued in the form of one or more registered global security without coupons ("Global Notes") which will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the Notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual notes represented thereby, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

         So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under this Supplemental Indenture. Except as described below, owners of beneficial interest in Notes evidenced by a Global Note will not be entitled to have any of the individual Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture or this Supplemental Indenture.

         If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in exchange for the Global Note or Global Notes representing such Notes. In addition, the Company may at any time and in its sole discretion, subject to certain limitations set forth in the Indenture, determine not to have any of such Notes represented by one or more Global Notes and, in such event, will issue individual Notes in exchange for the Global Note or Global Notes representing the Notes. Individual Notes so issued will be issued in denominations of $1,000 and integral multiples thereof.

         (b) Interest and Interest Rate. The Notes will bear interest at a rate of 9.125% per annum, from July 14, 2000 (except as otherwise provided in an applicable supplemental indenture) or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2001 (each of which shall be an "Interest Payment Date"), to the Persons in whose names the Notes are registered in the Security Register at the close of business

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on the date 14 calendar  days  immediately  preceding  the  applicable  interest payment date (whether or not a Business Day), as the case may be, (each, a "Regular Record Date").

         (c) Principal Repayment; Currency. The stated maturity of the Notes is July 15, 2010, provided, however, the Notes may be earlier redeemed at the option of the Company as provided in paragraph (d) below. The principal of each Note payable on its maturity date shall be paid against presentation and surrender thereof at the Corporate Trust Office of the Trustee, located initially at Two Avenue de Lafayette, Boston, Massachusetts 02111, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts. The Company will not pay Additional Amounts (as defined in the Indenture) on the Notes.

         (d) Redemption at the Option of the Company; Acceleration. The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder of Notes to be redeemed at its address appearing in the Security Register, at a price equal to the sum of (i) the principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the applicable Redemption Date and (ii) the Make-Whole Amount. Upon the acceleration of the Notes in accordance with Section 502 of the Indenture, the principal amount of the Notes, plus accrued and unpaid interest thereon and the Make-Whole Amount, shall become due and payable immediately.

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 400 Centre Street, Newton, Massachusetts 02458, Attention: President; notices to the Trustee shall be directed to it at Two Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Department, Re:
Hospitality Properties Trust 9.125% Senior Notes due 2010, or as to either party, at such other address as shall be designated by such party in a written notice to the other party.

         (f) Global Note Legend. Each Global Note shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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         (g)  Applicability  of Discharge,  Defeasance  and Covenant  Defeasance
Provisions. The Discharge, Defeasance and Covenant Defeasance provisions in Article Fourteen of the Indenture will apply to the Notes.

                                    ARTICLE 3

                              ADDITIONAL COVENANTS

         Section 3.1 In addition to the covenants of the Company set forth in Article Ten of the Indenture, for the benefit of the holders of the Notes:

         (a)  Limitations on Incurrence of Debt.

         (i) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum ("Adjusted Total Assets") of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K, or the Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce
Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         (ii) In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

         (iii) In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first date of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under


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any revolving  credit  facility  shall be computed  based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

         (b) Maintenance of Total Unencumbered Assets. The Company and its Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 200% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

                                    ARTICLE 4

                          ADDITIONAL EVENTS OF DEFAULT

         Section 4.1 For purposes of this Supplemental Indenture and the Notes, in addition to the Events of Default set forth in Section 501 of the Indenture, it shall also constitute an "Event of Default" if a default under any bond, debenture, note or other evidence of indebtedness of the Company (including a default with respect to any other series of securities), or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of ten days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

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

         Section 4.2 Notwithstanding any provisions to the contrary in the Indenture, upon any acceleration of the Notes under Section 502 of the Indenture, the amount immediately due and payable in respect of the Notes shall equal the Outstanding principal amount thereof, plus accrued interest, plus the Make-Whole Amount.

                                    ARTICLE 5

                                  EFFECTIVENESS

         This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

                                    ARTICLE 6

                                  MISCELLANEOUS

         Section 6.1 In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

         Section 6.2 To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

         Section 6.3 This Supplemental Indenture shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         Section 6.4 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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


         IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be executed as an instrument under seal in their respective corporate names as of the date first above written.

                                        HOSPITALITY PROPERTIES TRUST



                                        By:______________________________
                                            Name:  John G. Murray
                                           Title:    President



                                        STATE STREET BANK AND TRUST
                                           COMPANY, as Trustee



                                        By:______________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                                 (Face of Note)

                          9.125% Senior Notes due 2010

No.                                                        $__________

                          HOSPITALITY PROPERTIES TRUST

promises  to  pay  to   _______________________________________   or  registered
assigns, the principal sum of  _____________________________________  Dollars on
July 15, 2010.

                  Interest Payment Dates: January 15 and July 15. Record Dates: January 1 and July 1.

CUSIP No:  _____________



                                              HOSPITALITY PROPERTIES TRUST



                                              By:______________________________
                                                    Name:
                                                    Title:


Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY, as Trustee



By:______________________________
    Authorized Officer

             [THE FOLLOWING CONSTITUTES THE REVERSE OF THE SECURITY]

                          HOSPITALITY PROPERTIES TRUST

                          9.125% Senior Notes due 2010

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

         1. Interest. Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

         The Company shall pay in cash interest on the principal amount of this Note at the rate per annum of 9.125%. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2001 or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date"), to Holders of record on the immediately preceding January 1 and July 1.

         Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Indenture. The Company issued the Notes as a part of a series issued under an Indenture dated as of February 25, 1998, a Supplemental Indenture No. 4 dated as of July 14, 2000 and a Supplemental Indenture No. 5 dated as of July 28, 2000 (collectively, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obligations of the Company. The Notes initially issued pursuant to said Supplemental Indenture No. 4 or Supplemental Indenture No. 5 are in an aggregate principal amount of $50,000,000.

         4. Optional Redemption. The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the applicable Redemption Date and (ii) the Make-Whole Amount.

         As used herein the term "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (as defined herein) (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

         As used herein the term "Reinvestment Rate" means a rate per annum equal to the sum of 0.50% (fifty one-hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release (as defined herein) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         As used herein the term "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Supplemental Indenture, then any publicly available source of similar market data which shall be designated by the Company.

         5. Mandatory Redemption. The Company shall not be required to make sinking fund or redemption payments with respect to the Notes.

         6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes, or during the period between a record date and the corresponding Interest Payment Date.

         8. Defaults and Remedies. In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the provisions provided in the Indenture.

         9. Actions of Holders. The Indenture contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions as provided in the Indenture, on behalf of the holders of all such Notes at a meeting duly called and held as provided in the Indenture, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in the Indenture to be made, given or taken by the holders of the Notes, including without limitation, waiving (a) compliance by the Company with certain provisions of the Indenture, and (b) certain past defaults under the Indenture and their consequences. Any resolution passed or decision taken at any meeting of the holders of the Notes in accordance with the provisions of the Indenture shall be conclusive and binding upon such holders and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof

         10. Persons Deemed Owners. The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered on the Security Register as its absolute owner for all purposes.

         11. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         12.   Governing   Law.  THE  INTERNAL  LAW  OF  THE   COMMONWEALTH   OF
MASSACHUSETTS SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

         13. No Personal Liability. THE DECLARATION OF TRUST OF THE COMPANY, AMENDED AND RESTATED ON AUGUST 21, 1995, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE
DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING

WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Hospitality Properties Trust
                          400 Centre Street
                          Newton, MA 02458
                          Telecopier No.:  (617) 969-5730
                          Attention: President

                                 ASSIGNMENT FORM



To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                                      Your Signature:

                                      (Sign exactly as your name appears on the
                                       face of this Note)

Signature Guarantee: